SUB-ITEM 77Q1(a)

                                AMENDMENT NO. 3
                            TO AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                        OF SHORT-TERM INVESTMENTS TRUST



         This Amendment No. 3 to the Amended and Restated Agreement and Declaration of Trust of Short-Term Investments Trust (this "Amendment") amends, effective as of December 2, 2004, the Amended and Restated Agreement and Declaration of Trust of Short-Term Investments Trust (the "Trust") dated as of May 15, 2002, as amended (the "Agreement").

         At a meeting held on December 2, 2004, the Board of Trustees of the Trust, in accordance with Section 9.7 of the Agreement, approved amendments to the Agreement. Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

         NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. Section 1.4 of the Agreement is hereby amended and restated to read in its entirety as set forth below:

                  "Section 1.4. Certificate of Trust. Immediately upon the execution of this Agreement, the Trustees shall file a Certificate of Trust in the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act."

         2. Section 7.1 of the Agreement is hereby amended and restated to read in its entirety as set forth below:

                  "Section 7.1 Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Portfolio, or Class thereof, which may be from income, capital gains or capital. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees, although the Trustees pursuant to Section 4.1(j) may delegate the authority to set record, declaration, payment and ex-dividend dates, determine the amount of dividends and distributions and pay such dividends and distributions. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Portfolio or Class shall be distributed pro rata to the Shareholders of that Portfolio or Class, as the case may be, in proportion to the number of Shares of that Portfolio or Class they held on the record date established for such payment, provided that such dividends and other distributions on Shares of a Class shall appropriately reflect Class Expenses and other expenses allocated to that Class. The Trustees may adopt and offer to Shareholders such dividend

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                  reinvestment plans, cash distribution payment plans, or
                  similar plans as the Trustees deem appropriate."

         3. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

         4. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

         5. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of December 2, 2004.




                                  By:        /s/ Robert H. Graham
                                             ------------------------
                                  Name:      Robert H. Graham
                                  Title:     President

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                          EXHIBIT 1 TO AMENDMENT NO. 3
                                       TO
                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                        OF SHORT-TERM INVESTMENTS TRUST

                                  "SCHEDULE A

                          SHORT-TERM INVESTMENTS TRUST
                         PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO                                        CLASSES OF EACH PORTFOLIO
---------                                        -------------------------

Cash Assets Portfolio                            Institutional Class

Government & Agency Portfolio                    Cash Management Class
                                                 Corporate Class
                                                 Institutional Class
                                                 Personal Investment Class
                                                 Private Investment Class
                                                 Reserve Class
                                                 Resource Class
                                                 Sweep Class

Government TaxAdvantage Portfolio                Cash Management Class
                                                 Corporate Class
                                                 Institutional Class
                                                 Personal Investment Class
                                                 Private Investment Class
                                                 Reserve Class
                                                 Resource Class
                                                 Sweep Class

Liquid Assets Portfolio                          Cash Management Class
                                                 Corporate Class
                                                 Institutional Class
                                                 Personal Investment Class
                                                 Private Investment Class
                                                 Reserve Class
                                                 Resource Class
                                                 Sweep Class

STIC Prime Portfolio                             Cash Management Class
                                                 Corporate Class
                                                 Institutional Class
                                                 Personal Investment Class
                                                 Private Investment Class
                                                 Reserve Class
                                                 Resource Class
                                                 Sweep Class

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Treasury Portfolio                               Cash Management Class
                                                 Corporate Class
                                                 Institutional Class
                                                 Personal Investment Class
                                                 Private Investment Class
                                                 Reserve Class
                                                 Resource Class
                                                 Sweep Class"

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